Exhibit 23.4


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Greyhound Funding LLC on Form S-1 of our reports on Greyhound Funding LLC and D.L. Peterson Trust, dated June 17, 2000 and January 26, 2000, respectively, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP
Baltimore, MD
June 23, 2000